UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2012

PRIVATEBANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34066	36-3681151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

120 S. LaSalle Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (312) 564-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01              ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 18, 2012, PrivateBancorp, Inc. (the “Company”) entered into the Indenture, dated as of October 18, 2012 (the “Base Indenture”), and the First Supplemental Indenture, dated as of October 18, 2012 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), with U.S. Bank National Association, as trustee , in connection with the closing of the Company’s previously announced underwritten public offering of $125 million aggregate principal amount of its 7.125% subordinated debentures due 2042.

The debentures bear interest at a fixed annual rate of 7.125%, accruing from October 18, 2012.  The Company will pay interest on the debentures quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, commencing on January 30, 2013.

The debentures mature on October 30, 2042; however, the Company may redeem the debentures, in whole or in part, on or after October 30, 2017, at a redemption price equal to the principal amount of the debentures being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption; provided that if the debentures are not redeemed in whole, at least $25 million aggregate principal amount of the debentures must remain outstanding after giving effect to such redemption.

The Indenture contains certain events of default in the event of the Company’s bankruptcy or insolvency or the receivership of the Bank.  If an event of default were to occur, the outstanding principal and accrued but unpaid interest on the debentures would become due and payable immediately.

The Company’s obligations under the debentures are unsecured and rank junior in priority of payment to any and all outstanding “senior debt” (as defined in the Indenture).  In addition, the debentures are effectively subordinated to all of the existing and future indebtedness and other liabilities of the Company’s current and future subsidiaries, including the Company’s principal subsidiary, The PrivateBank and Trust Company.

The Indenture sets forth other terms and rights of holders of the debentures and contains certain covenants by the Company customary for subordinated debt securities. The foregoing descriptions of the debentures and the Indenture are qualified in their entirety by reference to the Base Indenture and the Supplemental Indenture, copies of which are filed as exhibits to this Form 8-K and are incorporated by reference herein.

ITEM 2.03              CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

ITEM 9.01              FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

	Exhibits	Description

	4.1	Indenture dated as of October 18, 2012

	4.2	First Supplemental Indenture dated as of October 18, 2012

	4.3	Form of 7.125% Subordinated Debenture due 2042 (included in Exhibit 4.2)

	5.1	Legal Opinion of Vedder Price P.C. dated October 18, 2012

	8.1	Tax opinion of Vedder Price P.C. dated October 18, 2012

	23.1	Consent of Vedder Price P.C. (included in Exhibit 5.1)

	23.2	Consent of Vedder Price P.C. (included in Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2012	PRIVATEBANCORP, INC.

	By:	/s/ Kevin Killips
Kevin M. Killips
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description

4.1	Indenture dated as of October 18, 2012

4.2	First Supplemental Indenture dated as of October 18, 2012

4.3	Form of 7.125% Subordinated Debenture due 2042 (included in Exhibit 4.2)

5.1	Legal Opinion of Vedder Price P.C. dated October 18, 2012

8.1	Tax opinion of Vedder Price P.C., dated October 18, 2012

23.1	Consent of Vedder Price P.C. (included in Exhibit 5.1)

23.2	Consent of Vedder Price P.C. (included in Exhibit 8.1)